SHARE EXCHANGE AGREEMENT

                                 BY AND BETWEEN

                          SUNBURST ACQUISITIONS I, INC.

                                       AND

                                MONTAGUE LIMITED


                                      *****


                            DATED AS OF MAY 19, 1998



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RECITALS .........................................................................................................1

AGREEMENT.........................................................................................................1

1.       DEFINITIONS..............................................................................................1

2.       THE SHARE EXCHANGE.......................................................................................4
         2.1      THE SHARE EXCHANGE..............................................................................4
         2.2      EFFECTIVE DATE..................................................................................4
         2.3      EXCHANGE OF INVU COMMON STOCK...................................................................4
         2.4      EXCHANGE OF CERTIFICATES........................................................................4
         2.5      REPORTING OF SHARE EXCHANGE.....................................................................5
         2.6      BOARD OF DIRECTORS OF SUNBURST..................................................................5

3.       THE CLOSING..............................................................................................5
         3.1      TIME AND PLACE OF CLOSING.......................................................................5
         3.2      OBLIGATIONS OF MONTAGUE AT OR PRIOR TO THE CLOSING..............................................5
         3.3      OBLIGATIONS OF SUNBURST AT OR PRIOR TO THE CLOSING..............................................6

4.       REPRESENTATIONS, WARRANTIES AND COVENANTS OF MONTAGUE....................................................6
         4.1      CORPORATE ORGANIZATION..........................................................................6
         4.2      CAPITALIZATION..................................................................................7
         4.3      AUTHORITY; NO VIOLATION.........................................................................7
         4.4      CONSENTS AND APPROVALS..........................................................................8
         4.5      VIOLATION OF LAWS, PERMITS, ETC.................................................................8
         4.6      INVU FINANCIAL STATEMENTS.......................................................................8
         4.7      NO UNDISCLOSED LIABILITIES, ETC.................................................................8
         4.8      ABSENCE OF CERTAIN CHANGES......................................................................9
         4.9      TITLE TO PROPERTY; ENCUMBRANCES................................................................10
         4.10     LITIGATION.....................................................................................10
         4.11     TAXES..........................................................................................10
         4.12     CONTRACTS......................................................................................11
         4.13     COMPENSATION AND EMPLOYEE PLANS................................................................12
         4.14     BROKERS, FINDERS AND ADVISORS..................................................................12
         4.15     LABOR FORCE....................................................................................12
         4.16     BOOKS AND RECORDS..............................................................................13
         4.17     PAYMENTS.......................................................................................13
         4.18     DISCLOSURE.....................................................................................13
         4.19     JOINT VENTURES.................................................................................13
         4.20     SUBSIDIARIES...................................................................................13
         4.21     OWNERSHIP OF SHARES............................................................................13
         4.22     INVESTMENT LETTER..............................................................................14



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5.       REPRESENTATIONS, WARRANTIES AND COVENANTS OF SUNBURST...................................................15
         5.1      CORPORATE ORGANIZATION.........................................................................15
         5.2      CAPITALIZATION.................................................................................15
         5.3      AUTHORITY......................................................................................15
         5.4      CONSENTS AND APPROVALS.........................................................................16
         5.5      VIOLATION OF LAWS, PERMITS, ETC................................................................16
         5.6      SUNBURST FINANCIAL STATEMENTS..................................................................16
         5.7      NO UNDISCLOSED LIABILITIES, ETC................................................................17
         5.8      ABSENCE OF CERTAIN CHANGES.....................................................................17
         5.9      TITLE TO PROPERTY; ENCUMBRANCES................................................................18
         5.10     LITIGATION.....................................................................................18
         5.11     TAXES..........................................................................................18
         5.12     CONTRACTS......................................................................................20
         5.13     COMPENSATION AND EMPLOYEE PLANS................................................................21
         5.14     BROKERS, FINDERS AND ADVISORS..................................................................21
         5.15     LABOR FORCE....................................................................................21
         5.16     BOOKS AND RECORDS..............................................................................21
         5.17     PAYMENTS.......................................................................................22
         5.18     DISCLOSURE.....................................................................................22
         5.19     JOINT VENTURES.................................................................................22
         5.20     SUBSIDIARIES...................................................................................22
         5.21     APPROVAL OF SHARE EXCHANGE.....................................................................22
         5.22     SEC REPORTING STATUS AND COMPLIANCE............................................................22
         5.23     INVESTMENT COMPANY.............................................................................22
         5.24     SEC FILINGS....................................................................................23
         5.25     OTC BULLETIN BOARD.............................................................................23
         5.26     SECONDARY TRADING EXEMPTION....................................................................23
         5.27     CERTAIN LEGAL PROCEEDINGS......................................................................23
         5.28     NET WORTH......................................................................................23
         5.29     ACCOUNTANTS....................................................................................23

6.       ACTIONS OF INVU AND MONTAGUE PRIOR TO THE CLOSING DATE..................................................23
         6.1      AFFIRMATIVE COVENANTS..........................................................................23
         6.2      NEGATIVE COVENANTS.............................................................................24
         6.3      CONSENTS.......................................................................................24
         6.4      ADVICE OF CHANGES..............................................................................24
         6.5      COMMERCIALLY REASONABLE EFFORTS................................................................24
         6.6      ACCESS TO PROPERTIES AND RECORDS...............................................................24
         6.7      SUPPLY DOCUMENTS, REPORTS, ETC.................................................................25

7.       ACTIONS OF SUNBURST PRIOR TO OR AT THE CLOSING DATE.....................................................25
         7.1      AFFIRMATIVE COVENANTS..........................................................................25
         7.2      NEGATIVE COVENANTS.............................................................................26
         7.3      CONSENTS.......................................................................................26
         7.4      ADVICE OF CHANGES..............................................................................26
         7.5      OTC BULLETIN BOARD.............................................................................26


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         7.6      COMMISSION REPORTS.............................................................................26
         7.7      COMMERCIALLY REASONABLE EFFORTS................................................................26
         7.8      ACCESS TO PROPERTIES AND RECORDS...............................................................27
         7.9      SUPPLY DOCUMENTS, REPORTS, ETC.................................................................27
         7.10     BOARD OF DIRECTORS OF SUNBURST.................................................................27
         7.11     ADDITIONAL REPORTS AND INFORMATION.............................................................27

8.       CONDITIONS TO SUNBURST'S OBLIGATIONS....................................................................28

9.       CONDITIONS TO MONTAGUE OBLIGATIONS......................................................................29

10.      ADDITIONAL AGREEMENTS...................................................................................31
         10.1     CONFIDENTIALITY................................................................................31
         10.2     FURTHER ASSURANCES.............................................................................31

11.      TERMINATION, WAIVER AND AMENDMENT.......................................................................32
         11.1     TERMINATION....................................................................................32
         11.2     MANNER OF EXERCISE.............................................................................32
         11.3     EFFECT OF TERMINATION..........................................................................32
         11.4     WAIVER.........................................................................................32
         11.5     AMENDMENT......................................................................................32

12.      MISCELLANEOUS...........................................................................................32
         12.1     NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES AND
                   COVENANTS.....................................................................................32
         12.2     EXPENSES.......................................................................................33
         12.3     PRESS RELEASES.................................................................................33
         12.4     BINDING EFFECT.................................................................................33
         12.5     SEVERABILITY...................................................................................33
         12.6     NOTICES........................................................................................33
         12.6     ENTIRE AGREEMENT...............................................................................34
         12.7     AMENDMENTS; WAIVERS............................................................................34
         12.8     HEADINGS.......................................................................................35
         12.9     COUNTERPARTS...................................................................................35
         12.10    SPECIFIC PERFORMANCE...........................................................................35
         12.11    GOVERNING LAW..................................................................................35
         12.12    TIME OF ESSENCE................................................................................35
         12.13    COMMERCIALLY REASONABLE EFFORTS................................................................35

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                            SHARE EXCHANGE AGREEMENT

         THIS SHARE EXCHANGE AGREEMENT (this "Agreement") is entered into as of May 19, 1998, by and between SUNBURST ACQUISITIONS I, INC., a Colorado corporation, and MONTAGUE LIMITED, an Isle of Man company.

                                    RECITALS

         It is the intention of the parties hereto that INVU become a wholly-owned subsidiary of Sunburst through the exchange of all outstanding shares of INVU Common Stock for shares of Sunburst Common Stock on the following terms:

                                    AGREEMENT

         NOW, THEREFORE, for and in consideration of the premises and the mutual
agreements   hereinafter  set  forth,  in  accordance  with  the  provisions  of applicable law, the parties hereby agree as follows:

         1. DEFINITIONS. As used in this Agreement and documents delivered pursuant to this Agreement, the following terms shall have the following meanings:

               AFFILIATE. "Affiliate" means an "affiliate" or "associate" as those terms are defined in Rule 12b-2 promulgated by the Commission under the Exchange Act.

               CBCA. "CBCA"means the Colorado Business Corporations Act.

               CLOSING. "Closing" means the closing referred to in Section 3.1.

               CLOSING DATE. The "Closing Date" shall be such date as shall be set by the parties in writing following satisfaction (or waiver) of the conditions to the Closing set forth in Sections 8 and 9 hereof.

               CODE. "Code" means the Internal Revenue Code of 1986, as amended, or any successor statute.

               COMMISSION.   "Commission"  means  the  Securities  and  Exchange
          Commission and/or any other Governmental Entity that administers either the Securities Act or the Exchange Act.

               CONSULTANT. "Consultant" means the individual or entity so designated in Section 5.14 of the Sunburst Disclosure Schedule.

               EFFECTIVE DATE. "Effective Date" is as defined in Section 2.2.

               EFFECTIVE TIME. "Effective Time" is as defined in Section 2.2.



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               ENCUMBRANCE.  An  "Encumbrance" is any option,  pledge,  security interest, lien, charge, encumbrance, or restriction (whether on voting, sale, transfer, disposition or otherwise), whether imposed by agreement, understanding, law or otherwise, except those arising under applicable federal or state securities laws.

               ERISA. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

               EXCHANGE ACT. "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute.

               EXPIRATION DATE. "Expiration Date" is defined in Section 3.1.

               GAAP. "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, in statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, that are applicable to the circumstances as of the date of determination.

               GOVERNMENTAL ENTITY. A "Governmental Entity" is any federal, state, municipal, domestic or foreign court, tribunal, administrative agency, department, commission, board, bureau or other governmental authority or instrumentality.

               GROUP COMPANY. "Group Company" or "Group Companies" shall mean each of INVU, INVU Holdings and INVU Services, individually and collectively.

               HALCYON. "Halcyon" means Halcyon Enterprises PLC, a company incorporated under English law.

               HAMILTON  SHAREHOLDERS.   "Hamilton   Shareholders"  means  those
          investors who provide the Offering Funds.

               INVESTMENT COMPANY ACT. "Investment Company Act" means the Investment Company Act of 1940, as amended, or any successor statute.

               INVU. "INVU" means INVU PLC, a company incorporated under English law, and unless the context indicates otherwise, "INVU" shall include INVU Holdings and INVU Services.

               INVU COMMON STOCK. "INVU Common Stock" means INVU's issued share capital, one (1) pound par value per share.

               INVU DISCLOSURE SCHEDULE. "INVU Disclosure Schedule" is the schedule delivered by Montague to Sunburst contemporaneously with the execution of this Agreement.


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         Each  heading  in the  INVU  Disclosure  Schedule  shall  refer  to the application section of the Agreement.

               INVU  FINANCIAL  STATEMENTS.   "INVU  financial  statements"  are
          collectively the unaudited financial statements of INVU as of January 31, 1998.

               INVU HOLDINGS. "INVU Holdings" means INVU International Holdings Limited, a company incorporated under English law, a wholly-owned subsidiary of INVU.

               INVU SERVICES. "INVU Services" means INVU Services Limited, a company incorporated under English law, a wholly-owned subsidiary of INVU.

               JOINT VENTURE AND JOINT VENTURES. "Joint Venture" or "Joint Ventures" means any partnership or joint venture with third parties in which INVU, Sunburst, or any of their respective Subsidiaries is a partner, venturer or participant.

               LAST  ACCOUNTS.   "Last   Accounts"   means  the  INVU  Financial
          Statements.

               MATERIAL EFFECT. "Material Effect" means a material adverse effect in the business, operations, properties, assets, liabilities, prospects or condition (financial or otherwise) of Sunburst or INVU, as the context requires.

               MONTAGUE. "Montague" means Montague Limited, an Isle of Man company.

               MONTAGUE SHARES. "Montague Shares" is as defined in Section 4.21.

               OFFERING FUNDS. "Offering Funds" is as defined in Section 6.8.

               PLAN. "Plan" is as defined in Section 4.13.

               SECURITIES ACT. "Securities Act" means the Securities Act of 1933, as amended, or any successor statute.

               SHARE EXCHANGE. "Share Exchange" means the share exchange between Sunburst, Halcyon and Montague as described in Section 2.1.

               SUBSIDIARY AND SUBSIDIARIES. "Subsidiary" or "Subsidiaries" means any corporation with more than 50 percent of its voting power owned directly or indirectly by INVU, Sunburst or any other relevant person, as the context requires.

               SUNBURST. "Sunburst" means Sunburst Acquisitions I, Inc., a Colorado corporation.

               SUNBURST COMMON STOCK. "Sunburst Common Stock" means Sunburst's common stock, no par value per share.



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               SUNBURST DISCLOSURE  SCHEDULE.  "Sunburst Disclosure Schedule" is
          the   disclosure   schedule   delivered   by   Sunburst   to  Montague
          contemporaneously with the execution of this Agreement. Each heading in the Sunburst Disclosure Schedule shall refer to the applicable section of the Agreement.

               SUNBURST FINANCIAL STATEMENTS. "Sunburst financial statements" are collectively the audited financial statements of Sunburst as of the years ended April 30, 1997.

               SUNBURST PREFERRED STOCK. "Sunburst Preferred Stock" means the 80,000 shares of Sunburst's preferred stock, no par value per share, which are convertible into 160,000 shares of Sunburst Common Stock.

               SUNBURST SHARES. "Sunburst Shares" means the shares of Sunburst Common Stock to be issued to Halcyon and Montague in connection with the Share Exchange.

               TAXES. "Taxes" is as defined in Section 5.11.

               TAX RETURN. "Tax Return" is as defined in Section 5.11.

               TRANSFER AGENT. "Transfer Agent" means Corporate Stock Transfer, Inc., located in Denver, Colorado.

         2.       THE SHARE EXCHANGE.

                  2.1 THE SHARE EXCHANGE. Subject to the terms and conditions of this Agreement, at Closing, Montague shall tender to Sunburst all of its shares of INVU Common Stock and all of the shares of INVU Common Stock held by Halcyon pursuant to a power of attorney granted by Halcyon to Montague in exchange for shares of Sunburst Common Stock, and INVU shall become a wholly-owned subsidiary of Sunburst.

                  2.2 EFFECTIVE DATE. The Share Exchange will become effective upon the proper filing of Articles of Share Exchange with the Secretary of State of the State of Colorado (the time of such filing referred to as the "Effective Time" and the date of such filing referred to as the "Effective Date").

                  2.3 EXCHANGE OF INVU COMMON STOCK. The INVU Common Stock shall be exchanged in the Share Exchange as follows:

                           Each   share  of  INVU   Common   Stock   issued  and
                  outstanding prior to the Effective Date will be exchanged for 252 shares of Sunburst Common Stock, which shares of Sunburst Common Stock will represent in the aggregate 90% of the issued and outstanding Sunburst Common Stock assuming the conversion of the Sunburst Preferred Stock and the issuance of the Sunburst Common Stock to Consultant pursuant to the agreement set forth in Section 5.2 of the Sunburst Disclosure Schedule (but excluding the issuance of Sunburst Common Stock to the Hamilton Shareholders pursuant to Section 10.3 hereof). No


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                  No share of  Sunburst Common Stock  shall be  affected  in any manner by the consummation of the Share Exchange.

                  2.4 EXCHANGE OF CERTIFICATES. At Closing, or as soon as practicable thereafter, Sunburst shall deliver to Montague (i) a certificate representing the whole number of shares of Sunburst Common Stock into which Montague's shares of INVU Common Stock shall have been exchanged as set forth herein, and (ii) pursuant to a power of attorney granted from Halcyon to Montague, a certificate representing the whole number of shares of Sunburst Common Stock into which Halcyon's shares of INVU Common Stock shall have been exchanged for as set forth herein. The certificates of INVU Common Stock held by Halcyon and Montague shall be simultaneously delivered to Sunburst.

                  2.5 REPORTING OF SHARE EXCHANGE. For federal, state and local income tax return reporting purposes, all parties agree to treat the Share Exchange as a nontaxable exchange under Section 368 of the Code.

                  2.6 BOARD OF DIRECTORS OF SUNBURST. Simultaneously at Closing, Michael R. Quinn and Jay Lutsky, shall resign from their positions as directors and officers of Sunburst and release Sunburst from any and all claims against Sunburst that such directors and officers may have, including, without limitation, claims for unpaid compensation, and David Morgan, Martyn Doherty, Paul O'Sullivan and such other directors as Montague shall direct shall be elected as directors of Sunburst to fill these director vacancies.

         3.       THE CLOSING.

                  3.1 TIME AND PLACE OF CLOSING. Subject to the fulfilment of the conditions precedent in Sections 8 and 9 hereof, the closing of the Share Exchange (the "Closing"), shall, unless otherwise agreed to in writing by the parties, take place at the offices of Jenkens & Gilchrist, a Professional Corporation, 1445 Ross Avenue, Suite 3200, Dallas, Texas at 10:00 a.m., local time, on or prior to the 90th day following the date of this Agreement (the "Expiration Date").

                  3.2 OBLIGATIONS OF MONTAGUE AT OR PRIOR TO THE CLOSING. At or prior to Closing, and subject to the satisfaction by Sunburst of its obligations hereunder, Montague shall deliver to Sunburst the following:

                           (a) A copy of the  Certificate of  Incorporation  and
                  Memorandum and Articles of Association of INVU and each of its Subsidiaries certified by the corporate secretary of INVU and each such Subsidiary as being complete and up to date as of the Closing Date; and

                           (b) Such other documents as are required  pursuant to
                  this Agreement or as may reasonably be requested from Montague by Sunburst or its counsel.



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                  3.3 OBLIGATIONS OF SUNBURST AT OR PRIOR TO THE CLOSING.  At or
         prior to the Closing, and subject to the satisfaction by Montague of their obligations hereunder, Sunburst shall deliver to Montague the following:

                           (a) A copy of the charter of Sunburst certified as of
                  a date within thirty days of the Closing Date by the secretary of state of its state of incorporation (the "Secretary of State") and certified by the corporate secretary of Sunburst as to the absence of any amendments between the date of certification by the Secretary of State and the Closing Date.

                           (b) A certificate  from the appropriate  governmental
                  officials of the Secretary of State as to the existence and good standing of Sunburst as of a date within thirty days of the Closing Date, and a verification from such officials as to the same matters dated the business day before the Closing Date;

                           (c) A  certificate  of  the  corporate  secretary  of
                  Sunburst attaching thereto true and correct copies of the bylaws of Sunburst and the corporate resolutions duly adopted by the board of directors of Sunburst authorizing the consummation of the transactions contemplated hereby;

                           (d) The  certificate  of   Sunburst  referred  to  in
                  Section 9(a);

                           (e) The  certificate  of   Sunburst  referred  to  in
                  Section 9(b); and

                           (f) Such other documents as are required  pursuant to
                  this Agreement or as may reasonably be requested from Sunburst by Montague or their counsel.

         4.       REPRESENTATIONS, WARRANTIES AND COVENANTS OF MONTAGUE.
Except as expressly set forth and specifically identified by the section number of this Agreement in the INVU Disclosure Schedule, Montague represents, warrants and covenants to Sunburst as follows (each of the representations, warranties and covenants made by Montague, which specifically relate to INVU, are made to the best of Montague's knowledge):

                  4.1      CORPORATE ORGANIZATION.

                           (a) INVU is a corporation duly incorporated and validly existing as a corporation and in good standing under the laws of its jurisdiction of incorporation. INVU has the requisite corporate power and authority to carry on its business as now being conducted and to own, lease and operate its property and assets, and INVU is duly qualified or licensed to do business and is in good standing in every jurisdiction in which the failure to be so qualified and licensed could have a Material Effect.



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



                           (b) Montague is a corporation  duly  incorporated and
                  validly existing as a corporation and in good standing under the laws of its jurisdiction of incorporation. Montague has the requisite corporate power and authority to carry on its business as now being conducted and to own, lease and operate its property and assets, and Montague is duly qualified or licensed to do business and is in good standing in every jurisdiction in which the failure to be so qualified and licensed could have a Material Effect.

                  4.2      CAPITALIZATION.

                           (a) The authorized,  issued and  outstanding  capital
                  stock of INVU, all outstanding securities convertible into or exchangeable or exercisable for shares of capital stock of INVU and all rights, agreements or other commitments of INVU to issue, transfer or sell its capital stock is as set forth in Section 4.2 of the INVU Disclosure Schedule. All of the issued and outstanding shares of capital stock of INVU are validly issued, fully paid and nonassessable, and none of such shares have been issued in violation of the preemptive rights of any person.

                           (b) INVU  does not own or hold  any  equity,  debt or
                  other interest in any entity or business or any option to acquire any such interest, except for INVU Holdings and INVU Services.

                  4.3      AUTHORITY; NO VIOLATION.

                           (a) The execution and  performance  of this Agreement
                  have been duly and validly authorized by the board of directors of Montague and no other corporate action by Montague is necessary to authorize the execution, delivery and performance of this Agreement. Montague has the corporate power and authority to execute and perform this Agreement and to carry out the transactions contemplated hereby. This
                  Agreement has been duly and validly executed on behalf of Montague and is a valid and binding obligation of Montague, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, moratorium, reorganization, receivership or similar laws affecting the rights of creditors generally.

                           (b) The  execution,  delivery or  performance of this
                  Agreement does not or will not: (i) result in any violation of or be in conflict with or constitute a default under any term or provision of the charter or bylaws (Memorandum and Articles of Association) of INVU or the charter or bylaws (Memorandum and Articles of Association) of Montague or any term or provision of any judgment, decree, order, statute, injunction, rule or regulation applicable to INVU or Montague, or of any material note, bond, mortgage, indenture, lease, license, franchise, agreement or other instrument or obligation to which INVU or Montague is bound; (ii) result in the creation of any material Encumbrance upon any of the properties or assets of INVU or Montague pursuant to any such term or


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



                  provision; or (iii) constitute a default under, terminate, accelerate, amend or modify, or give any party the right to terminate, accelerate, amend, modify, abandon or refuse to perform or comply with, any material contract, agreement, arrangement, commitment or plan to which INVU or Montague is a party, or by which INVU or Montague or any of their respective properties or assets may be subject or bound.

                  4.4 CONSENTS AND APPROVALS. No federal, state or other regulatory approvals (including any approvals under the laws or regulations of the United Kingdom) are required to be obtained, nor any regulatory requirements complied with, by INVU or Montague in connection with the Share Exchange.

                  4.5      VIOLATION OF LAWS, PERMITS, ETC.

                           (a) INVU is not in violation of any term or provision
                  of its charter or bylaws (Memorandum and Articles of Association), or of any material term or provision of any judgment, decree, order, statute, law, injunction, rule, ordinance or governmental regulation that is applicable to it and where the failure to comply with which would have a Material Effect.

                           (b) Montague is not in violation of any term or provision of its charter or bylaws (Memorandum and Articles of Association), or of any material term or provision of any judgment, decree, order, statute, law, injunction, rule, ordinance or governmental regulation that is applicable to it and where the failure to comply with which would have a Material Effect.

                           (c) INVU has  maintained in full force and effect all
                  certificates, licenses and permits material to the conduct of its business, and has not received any notification that any revocation or limitation thereof is threatened or pending.

                  4.6 INVU FINANCIAL STATEMENTS. The INVU Financial Statements set forth in Section 4.6 of the INVU Disclosure Schedule fairly present the assets, liabilities and financial position of INVU purported to be covered thereby as of the dates thereof and the results of their operations for the respective periods ended on such dates, all in conformity with GAAP consistently applied.

                  4.7 NO UNDISCLOSED LIABILITIES, ETC. INVU does not have any material liabilities or obligations, whether direct, indirect, absolute or contingent (including, without limitation, liabilities as guarantor or otherwise with respect to obligations of others), except (a) liabilities that are fully reflected on or reserved against on the latest balance sheet included in the INVU Financial Statements, (b) liabilities incurred in the ordinary course of business since the date of the latest balance sheet included in the INVU Financial Statements that are consistent with past practice and are included in the latest INVU Financial Statements, or (c) as specifically disclosed in the INVU Financial Statements.

                  4.8 ABSENCE OF CERTAIN CHANGES. Since the date of the latest INVU Financial Statements, except as specifically disclosed in the latest INVU Financial Statements, INVU has not:

                           (a) Suffered any change that would be likely to result in a Material Effect;

                           (b) Adopted or made any change in any pension, retirement, profit sharing or other employee benefit plan or arrangement;

                           (c) Borrowed or agreed to borrow any money or incurred, assumed or become subject to, whether directly or by way of guarantee or otherwise, any other obligation or liability for borrowed money, whether absolute, contingent, known, unknown, or otherwise, except in the ordinary course of business and consistent with past practice;

                           (d) (i)  Issued,  purchased  or  redeemed  any of its
                  capital securities or any option, warrant or right to purchase any of the same; (ii) authorized, declared or paid stock dividends; or (iii) authorized, declared or paid any dividends, distributions of earnings or capital on, or splits or any other reclassification of, its equity securities;

                           (e)   Mortgaged,   pledged   or   subjected   to  any
                  Encumbrance any material portion of its assets, tangible or intangible;

                           (f) Acquired or disposed of, or entered into any agreement to acquire or dispose of, any material assets or properties, other than in the ordinary course of business;

                           (g) Increased the salaries, compensation,  pension or
                  other benefits payable to its officers and directors or their Affiliates;

                           (h) Forgiven or canceled any debts or claims or waived any rights against INVU or its Affiliates or forgiven or canceled any material debts or claims or waived any material rights against any other person;

                           (i) Entered into,  terminated  or received  notice of
                  the termination of any commitment, contract, agreement or transaction that is material to INVU; or

                           (j) Agreed,  either in writing or otherwise,  to take
                  any action described in this Section 4.8; or

                           (k) Made any capital expenditure or commitment, except capital expenditures that individually or in the aggregate do not exceed $50,000, as INVU may, in its discretion, deem appropriate.

                  4.9 TITLE TO PROPERTY; ENCUMBRANCES. INVU has good and indefeasible title to and other legal right to use all properties and assets, real, personal and mixed, tangible and intangible, reflected as owned on the latest balance sheet included in the INVU Financial Statements or acquired after the date of such balance sheet, except for properties and assets disposed of in accordance with customary practice in the business or disposed of for full and fair value since the date of such balance sheet in the ordinary course of business consistent with past practice and except for matters that would not have a Material Effect.

                  4.10     LITIGATION.

                           (a) There is no action, proceeding,  investigation or
                  inquiry pending or, to the best of INVU's knowledge, threatened (i) against or affecting any of INVU's assets or business that, if determined adversely to INVU, would result in a Material Effect or (ii) that questions this Agreement or any action contemplated by this Agreement or in connection with the Share Exchange.

                           (b) INVU has no actual knowledge of any state of facts or of the occurrence or nonoccurrence of any event or group of related events, that should reasonably cause INVU to determine that there exists any basis for any material claim against INVU for any of the matters described in paragraph (a) above.

                  4.11     TAXES.

                           (a) The Last Accounts make full  provision or reserve
                  for all taxation (including deferred taxation) which is liable to be or could be assessed on each Group Company, or for which it may be accountable, in respect of the period covered.

                           (b) All  returns,  computations  and  payments  which
                  should be, or should have been, made by any Group Company for any taxation purpose have been made within the requisite periods and are up to date, correct and on a proper basis and none of them is, or is likely to be, the subject of any dispute with the Inland Revenue or other taxation authorities.

                           (c) Each Group Company has duly deducted and accounted for all amounts which it has been obliged to deduct in respect of taxation and, in particular, has properly operated the PAYE system, by deducting tax, as required by law, from all payments made, or treated as made, to its employees or former employees, and accounting to the Inland Revenue for all tax so deducted and for all tax chargeable on benefits provided for its employee or former employees.

                           (d) No Group  Company is, or will  become,  liable to
                  pay, or make reimbursement or indemnity in respect of, any taxation (or amounts corresponding thereto) in consequence of the failure by any other person (not being a Group Company) to discharge that taxation within any specified period or otherwise, where such taxation relates to a profit, income or gain, transaction, event, omission or circumstance arising, occurring or deemed to arise or occur (whether wholly or partly) on or prior to the date of this Agreement.

                           (e) No Group  Company has,  since the Last  Accounts,
                  incurred or is, or has become, liable to incur after that date expenditure which will not be wholly deductible in computing its taxable profits except for expenditure on the acquisition of an asset to be held otherwise than as stock-in-trade, details of which are set out in the INVU Disclosure Schedule.

                           (f) The  execution or  completion  of this  agreement
                  will not result in any profit or gain deemed to accrue to a Group Company for taxation purposes.

                           (g) Each Group Company has duly  registered  and is a
                  taxable person for the purposes of value added tax and none of them has applied for treatment as a member of a group which includes any company other than the Group Companies.

                  4.12     CONTRACTS.

                           (a) Section 4.12 of the INVU Disclosure Schedule contains a complete and correct list as of the date hereof of all material agreements, contracts and commitments of the following types (and all amendments thereto), written or oral, to which INVU or any of its Subsidiaries is a party or by which any of its properties is bound:

                                    (i)    notes,     agreements,     mortgages,
                           indentures, security agreements and other instruments relating to the borrowing of money or evidence of credit or the deferred purchase price of property, or the direct or indirect guarantee by such entities of any such indebtedness or deferred purchase price;

                                    (ii) leases of real  property  and  material
                           personal property (other than Leases);

                                    (iii)   Joint Venture agreements;

                                    (iv)  management,  employment and consulting
                           agreements or other contracts for personal services that are not terminable by any of such entities on not more than one month's notice without penalty;

                                    (v) any  agreements  providing for liability
                           for severance pay, collective bargaining agreements, labor contracts, or labor or personnel policies;

                                    (vi)  material   surety,   performance   and
                           maintenance bonds;

                                    (vii)  any  plan,  contract  or  arrangement
                           providing for bonuses, pensions, deferred compensation, retirement plan payments, profit sharing, incentive pay, or for any other employee benefit plan;

                                    (viii) brokerage or finder's agreements;

                                    (ix) any  agreement  that (a)  restricts the
                           right of such entities to engage in any place in any line of business, other than in the ordinary course of business or (b) would restrict the right of INVU to engage in any line of business after the Closing Date, other than in the ordinary course of business; and

                                    (x) any  contract,  commitment  or agreement
                           that individually or in the aggregate is material to INVU, except contemplated by this Agreement or in the ordinary course of business and consistent with past practice.

                           (b) INVU has made available to Sunburst  complete and
                  correct copies of all material written agreements, contracts and commitments, together with all amendments thereto, and accurate (in all material respects) descriptions of all material oral agreements. Such agreements, contracts and commitments are in full force and effect, and all of such entities and, to the best of INVU's knowledge, all other parties to such agreements, contracts and commitments have performed all obligations required to be performed by them to date thereunder in all material respects and are not in default thereunder in any material respect.

                  4.13     COMPENSATION AND EMPLOYEE PLANS.

                           (a) For all  purposes of this  Section,  "Plan" means
                  (i) any employee benefit plan as defined in Section 3(3) of the ERISA, that is (a) maintained by INVU, or (b) to which INVU is making or accruing an obligation to make contributions, or (ii) any other formal or informal obligation to, arrangement with, or plan or program for the benefit of, employees of INVU, including, but not limited to, stock options, stock bonuses, stock purchase agreements, bonuses, incentive compensation, deferred compensation, supplemental pensions, vacations, severance pay, insurance or any other benefit, program or practice. Section 4.13 of the INVU Disclosure Schedule sets forth the name of each Plan and lists all documents evidencing any Plan.

                           (b) Each Plan is now, and has been from its inception, administered in compliance in all material respects with the provisions of all applicable laws and regulations, including ERISA, the Code and the Age Discrimination in Employment Act, as amended, insofar as such statutes are applicable to such Plan.

                  4.14 BROKERS, FINDERS AND ADVISORS. Neither INVU nor Montague has employed any broker, finder, or investment advisor on its behalf, or incurred any liability for any brokerage or finder's fees or commissions, in connection with the transaction contemplated hereby.

                  4.15 LABOR FORCE. INVU is in compliance in all material respects with all applicable laws (including, without limitation, federal income tax laws), ordinances, regulations, statutes, rules and restrictions of any Governmental Entity respecting employment and employment practices and terms and conditions of employment.

                  4.16 BOOKS AND RECORDS. The books and records of INVU (including, without limitation, the books of account, minute books and stock record books) are complete and correct in all material respects and have been maintained in accordance with sound business practices. The minute books of INVU contain accurate and complete records in all material respects of all meetings held of, and corporate action taken by, the shareholders and the board of directors of INVU, and no meetings of or actions by such shareholders or board of directors have been held or taken for which minutes have not been prepared and are not contained in such minute books. None of the records and written documents furnished or made available by INVU or its agents to Sunburst's representatives or agents, when considered in context and together with any relevant or related documents also so furnished or made available, contain any untrue statement of material fact or omit a material fact necessary to make any statement therein not misleading.

                  4.17 PAYMENTS. INVU has not, directly or indirectly, paid or delivered any fee, commission or other sum of money or item of property however characterized to any finder, agent, government official or other party, in the United States or any other country, in any manner related to its business or operations, that Montague knows or has reason to believe to have been illegal under any federal, state or local laws of the United States or any other country or territory having jurisdiction over such entity, and has not participated, directly or indirectly, in any boycotts or similar practices.

                  4.18 DISCLOSURE. No representation or warranty made by Montague in this Agreement (including, without limitation, in the INVU Disclosure Schedule) contains any untrue statement of material fact or omits to state any material fact necessary to make the statements herein or therein not misleading in light of the circumstances under which made.

                  4.19 JOINT VENTURES. INVU is not a member of any partnership, joint venture or other business entity.

                  4.20 SUBSIDIARIES. INVU does not own any subsidiary, except for INVU Holdings and INVU Services.

                  4.21 OWNERSHIP OF SHARES. All of the shares of INVU Common Stock are owned of record by Montague and Halcyon as reflected in
         Section 4.2 of the INVU Disclosure Schedule. Montague possesses full authority and legal right to sell, transfer and assign the entire legal and beneficial ownership of the shares of INVU Common Stock owned by Montague (the "Montague Shares"), free from all liens, claims and encumbrances of any kind; and there are no outstanding rights or obligations granted by Montague to purchase or acquire any of the Montague Shares or any interest in any of the Montague Shares. Upon transfer of the Montague Shares to Sunburst hereunder at the Closing, Sunburst will receive the entire legal and beneficial interest in the Montague Shares, free and clear of all liens, claims and encumbrances and subject to no legal or equitable restrictions of any kind.

                  4.22 INVESTMENT LETTER. Montague acknowledges that the Sunburst Shares are restricted securities under the Securities Act and represents that Montague (i) is acquiring the Sunburst Shares for its own account without a view to distribution within the meaning of the Securities Act, (ii) has received from Sunburst its filings with the Securities and Exchange Commission and all other information that it has deemed necessary to make an informed investment decision with respect to an investment in Sunburst in general and the Sunburst Shares in particular; (iii) is financially able to bear the economic risks of an investment in Sunburst; and (iv) has such knowledge and experience in financial and business matters in general and with respect to investments of a nature similar to the Sunburst Shares so as to be capable, by reason of such knowledge and experience, of evaluating the merits and risks of, and making an informed business decision with regard to, the acquisition of the Sunburst Shares.

                  4.23     INTELLECTUAL PROPERTY.

                           (a) The INVU software (the  "Software") as identified
                  in Section 4.23(a) of the Disclosure Schedule, including patents, trademarks, trade names, copyrights, proprietary know-how, trade secrets, formulae and other intellectual property (the "Intellectual Property") necessary for the conduct of its business as currently conducted is free of any material restrictions and is without any known conflict with the rights of others, and INVU has not forfeited or otherwise relinquished any such Intellectual Property except as set forth in Section 4.23(a) of the Disclosure Schedule. To the knowledge of INVU, there has not been any breach in any material respect of, nor has there occurred any material default under, any material contract or other agreement relating to the Intellectual Property.

                           (b) No claim has been brought by any person  alleging
                  that the Intellectual Property, or the disclosing, copying, making, using or selling of such Intellectual Property, or products or services embodying such Intellectual Property, violates, infringes or otherwise conflicts or interferes with any patent, trademark, trade name, copyright, proprietary know-how, trade secret or other intellectual property of any third party.

                           (c)  INVU   acquired   all  of  its   rights  to  the
                  Intellectual Property either through the efforts of its own employees and agents and independent contractors, or pursuant to the license agreements listed in Section 4.23(c) of the Disclosure Schedule, the complete copies of which have been delivered to Sunburst and Montague (the "Intellectual Property Rights Agreements").

                           (d) INVU has not  disclosed  the source  code for the
                  Software to any third parties other than as set forth in the Disclosure Schedule.

                           (e) All of INVU's personnel, including without limitation, employees, agents, consultants, contractors, and sub-contractors, who have had access to, contributed to or participated in the conception, development and/or enhancement of the Intellectual Property have executed an assignment in favor of INVU or otherwise have executed agreements containing appropriate and adequate restrictions on the disclosure, dissemination and use of the Intellectual Property.

                           (f) INVU  warrants  that the  Software  is Year  2000
                  compliant as set forth in Section 4.23(f) of the Disclosure Schedule.

         5.       REPRESENTATIONS, WARRANTIES AND COVENANTS OF SUNBURST.
Except as expressly set forth and specifically  identified by the section number
of  this  Agreement  in  the  Sunburst  Disclosure  Schedule,   Sunburst  hereby
represents, warrants and covenants to Montague, as follows:

                  5.1 CORPORATE ORGANIZATION. Sunburst is a corporation duly incorporated and validly existing as a corporation and in good standing under the laws of its jurisdiction of incorporation. Sunburst has the requisite corporate power and authority to carry on its business as now being conducted and to own, lease and operate its properties and assets, and Sunburst is duly qualified or licensed to do business and is in good standing in every jurisdiction in which the failure to be so qualified and licensed could have a Material Effect. Section 5.1 of the Sunburst Disclosure Schedule sets forth the name and state of incorporation of Sunburst and each state in which it is qualified or licensed to do business. Michael R. Quinn and Jay Lutsky are currently the only directors and officers of Sunburst.

                  5.2      CAPITALIZATION.

                           (a) The authorized,  issued and  outstanding  capital
                  stock of Sunburst, all outstanding securities convertible into or exchangeable or exercisable for shares of capital stock of Sunburst and all rights agreements or other commitments of Sunburst to issue, transfer or sell its capital stock is as set forth in Section 5.2 of the Sunburst Disclosure Schedule. All of the issued and outstanding shares of Sunburst are validly issued, fully paid and nonassessable, and none of such shares have been issued in violation of the preemptive rights of any person.

                           (b) The  Sunburst  Shares  shall be  validly  issued,
                  fully paid and nonassessable.

                           (c) Sunburst does not own or hold any equity, debt or
                  other interest in any entity or business on any option to acquire any such interest.

                  5.3      AUTHORITY.

                           (a) The execution and  performance  of this Agreement
                  have been duly and validly authorized by the board of directors of Sunburst and no other corporate action by Sunburst is necessary to authorize the execution, delivery and performance of this Agreement. Sunburst has the corporate power and authority to execute and perform this Agreement and to carry out the transactions contemplated hereby. This
                  Agreement has been duly and validly executed on behalf of Sunburst and is a valid and binding obligation of Sunburst, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, moratorium, reorganization, receivership or similar laws affecting the rights of creditors generally.

                           (b) None of the execution, delivery or performance of
                  this Agreement does or will, after the giving of notice, lapse of time or otherwise, (i) result in any violation of or be in conflict with or constitute a default under any term or provision of the Articles of Incorporation or bylaws of Sunburst or any term or provision of any instrument, judgment, decree, order, statute, injunction, rule or regulation applicable to Sunburst or of any material note, bond, mortgage, indenture, lease, license, franchise, agreement or other instrument or obligation to which Sunburst is bound; or
                  (ii) result in the creation of any material lien upon any of the properties or assets of Sunburst pursuant to any such term or provision; or (iii) constitute a default under, terminate, accelerate, amend or modify, or give any party the right to terminate, accelerate, amend, modify, abandon or refuse to perform or comply with any material contract, agreement, arrangement, commitment or plan to which Sunburst is a party, or by which Sunburst or any of the rights, properties or assets of Sunburst may be subject or bound.

                  5.4 CONSENTS AND APPROVALS. No federal, state or other regulatory approvals are required to be obtained, nor any regulatory requirements complied with, by Sunburst in connection with the Share Exchange.

                  5.5      VIOLATION OF LAWS, PERMITS, ETC.

                           (a)  Sunburst  is not in  violation  of any  term  or
                  provision of its Articles of Incorporation or bylaws, or in any material respect of any term or provision of any judgment, decree, order, statute, injunction, rule, ordinance or governmental regulation applicable to it and where the failure to comply with which would have a Material Effect.

                           (b) Sunburst has  maintained in full force and effect
                  all certificates, licenses and permits material to the conduct of its business, and has not received any notification that any revocation or limitation thereof is threatened or pending.

                           (c) All  shares of  issued  and  outstanding  capital
                  stock of Sunburst have been issued in compliance with all applicable securities laws.

                  5.6 SUNBURST FINANCIAL STATEMENTS. The Sunburst Financial Statements set forth in Section 5.6 of the Sunburst Disclosure Schedule fairly present the assets, liabilities and financial position of such entity as of the dates thereof and the results of its operations for the respective periods ended on such dates, all in conformity with GAAP consistently applied.

                  5.7 NO UNDISCLOSED LIABILITIES, ETC. Sunburst has no material liabilities or obligations, whether direct, indirect, absolute or contingent (including, without limitation, liabilities as guarantor or otherwise with respect to obligations of others), except (a) liabilities that are fully reflected on or reserved against on the latest balance sheet included in the Sunburst Financial Statements, (b) liabilities incurred in the ordinary course of business since the date of the latest balance sheet included in the Sunburst Financial Statements that are consistent with past practice and are included in the latest Sunburst Financial Statements or (c) as specifically disclosed in the Sunburst Financial Statements.

                  5.8 ABSENCE OF CERTAIN CHANGES. Since the date of the latest Sunburst Financial Statements, except as specifically disclosed in the latest Sunburst Financial Statements, Sunburst has not:

                           (a) Suffered any change that would be likely to result in a Material Effect;

                           (b) Adopted or made any change in any pension, retirement, profit sharing or other employee benefit plan or arrangement;

                           (c) Borrowed or agreed to borrow any money or incurred, assumed or become subject to, whether directly or by way of guarantee or otherwise, any other obligation or liability for borrowed money, whether absolute, contingent, known, unknown, or otherwise, except in the ordinary course of business and consistent with past practice;

                           (d) (i)  Issued,  purchased  or  redeemed  any of its
                  capital securities or any option, warrant or right to purchase any of the same; (ii) authorized, declared or paid stock dividends; or (iii) authorized, declared or paid any dividends, distributions of earnings or capital on, or splits or any other reclassification of, its equity securities;

                           (e)   Mortgaged,   pledged   or   subjected   to  any
                  Encumbrance any material portion of its assets, tangible or intangible;

                           (f) Acquired or disposed of, or entered into any agreement to acquire or dispose of, any material assets or properties, other than in the ordinary course of business;

                           (g) Increased the salaries, compensation,  pension or
                  other benefits payable to its officers and directors or their Affiliates;

                           (h) Forgiven or canceled any debts or claims or waived any rights against Sunburst or its Affiliates or forgiven or canceled any material debts or claims or waived any material rights against any other person;

                           (i) Entered into,  terminated  or received  notice of
                  the termination of any commitment, contract, agreement or transaction that is material to Sunburst;

                           (j) Agreed,  either in writing or otherwise,  to take
                  any action described in this Section 5.8; or

                           (k) Made any capital expenditure or commitment, except capital expenditures that individually or in the aggregate do not exceed $50,000, as Sunburst may, in its discretion, deem appropriate.

                  5.9 TITLE TO PROPERTY; ENCUMBRANCES. Sunburst, either directly or indirectly, has good and indefeasible title to and other legal right to use all properties and assets, real, personal and mixed, tangible and intangible, reflected as owned on their latest balance sheets included in the Sunburst Financial Statements or acquired after the date of such balance sheet, except for properties and assets disposed of in accordance with customary practice in the business or disposed of for full and fair value since the date of such balance sheet in the ordinary course of business consistent with past practice and except for matters that would not have a Material Effect.

                  5.10     LITIGATION.

                           (a) There is no action, proceeding,  investigation or
                  inquiry pending or, to the best of Sunburst's knowledge, threatened (i) against or affecting any of Sunburst's assets or business that, if determined adversely to Sunburst, would result in a Material Effect or (ii) that questions this Agreement or any action contemplated by this Agreement or in connection with the Share Exchange.

                           (b) Sunburst has no knowledge of any state of facts or of the occurrence or nonoccurrence of any event or group of related events, that should reasonably cause Sunburst to determine that there exists any basis for any material claim against Sunburst for any of the matters described in paragraph
                  (a) above.

                  5.11     TAXES.

                           (a) Sunburst  has duly filed all  required  separate,
                  consolidated, combined or unitary tax returns (including any estimated tax returns), reports, elections, information returns, declarations, statements or other filings (including any amendments thereto) required to be filed with any relevant taxing authority ("Tax Returns"). All taxes, imposts, duties, fees, levies, withholdings or other like assessments or charges, including, without limitation, income, gross receipts, capital, transfer, excise, occupancy, real and personal property, sales, use, employment franchise, ad valorem, social security, payroll, unemployment compensation, stamp, net worth, surplus, environmental, privilege, windfall profits, value-added, customs or other taxes of any sort, imposed by the United States, or any state, local or foreign government or subdivision or agency thereof, including any interest, penalties and additions to tax attributable thereto ("Taxes") owed by Sunburst have been paid. All such Tax Returns described are complete and accurate in all material respects and there is no basis for any material assessment of any addition to the Tax shown thereon and (i) none of such Tax Returns has been audited by the Internal Revenue Service or any state, local or other taxing authority, (ii) Sunburst has no proposed or outstanding Tax deficiency (except as disclosed in the Sunburst Financial Statements) or assessment nor have they been notified of any Tax Return examination applicable to the business or assets of Sunburst (or of any examination of any consolidated, combined or unitary, Tax Returns of any affiliated group of which Sunburst was a member and which relate in part to Sunburst, (iii) no waiver of any statute of limitations relating to such Tax Returns (or to Taxes payable by or chargeable as a lien upon the assets of Sunburst) has been given or requested, (iv) no extension of the period for assessment or collection of any such Taxes has been agreed, and (v) there are no Tax liens on any of the assets or properties of Sunburst other than liens for current Taxes not yet due and payable. All Taxes payable by, or chargeable as a lien upon the assets of Sunburst as of the Closing have been duly paid, and the balance sheet in the latest Sunburst
                  Financial Statement reflects an adequate reserve for all Taxes payable or asserted to be payable by or chargeable as a lien upon the assets of Sunburst for all taxable periods or portions thereof through the date thereof. Any tax sharing agreements or arrangements between Sunburst on the one hand and any other corporation on the other and any obligations to make payments under any such agreement or arrangement shall be or has been canceled without any liability of any party to such agreement or arrangement, or affiliates thereof as of the Closing.

                           (b) No consent has been filed under Section 341(f) of
                  the Code with respect to Sunburst.

                           (c) Sunburst is not a "United States real property holding corporation" (as defined in Section 897(c)(2) of the Code).

                           (d) Sunburst has not made any material  payments,  is
                  not obligated to make any material payments, and is not a party to any agreement that under certain circumstances could obligate it to make any material payments that will not be deductible under Section 280G of the Code.

                           (e) Sunburst has no material  liability for the Taxes
                  of any person other than Sunburst (1) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local, or foreign law), (2) as a transferee or successor, (3) by contract or (4) otherwise.

                           (f) Sunburst has delivered to Montague correct and complete copies of all federal, state and local Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by Sunburst since its first fiscal year.

                  5.12     CONTRACTS.

                           (a) Section 5.12 of Sunburst Disclosure Schedule contains a complete and correct list as of the date hereof of all material agreements, contracts and commitments of the following types (and all amendments thereto), written or oral, to which Sunburst is a party or by which any of its properties is bound:

                                    (i)    notes,     agreements,     mortgages,
                           indentures, security agreements and other instruments relating to the borrowing of money or evidence of credit or the deferred purchase price of property, or the direct or indirect guarantee by such entities of any such indebtedness or deferred purchase price;

                                    (ii) leases of real  property  and  material
                           personal property (other than Leases);

                                    (iii) Joint Venture agreements;

                                    (iv)  management,  employment and consulting
                           agreements or other contracts for personal services that are not terminable by any of such entities on not more than one month's notice without penalty;

                                    (v) any  agreements  providing for liability
                           for severance pay, collective bargaining agreements, labor contracts, or labor or personnel policies;

                                    (vi)  material   surety,   performance   and
                           maintenance bonds;

                                    (vii)  any  plan,  contract  or  arrangement
                           providing for bonuses, pensions, deferred compensation, retirement plan payments, profit sharing, incentive pay, or for any other employee benefit plan;

                                    (viii)   brokerage or finder's agreements;

                                    (ix) any  agreement  that (a)  restricts the
                          right of such entities to engage in any place in any line of business, other than in the ordinary course of business, or (b) would restrict the right of Sunburst or any subsidiary of Sunburst to engage in any line of business after the Closing Date, other than in the ordinary course of business; and

                                    (x) any  contract,  commitment  or agreement
                           that individually or in the aggregate is material to Sunburst, except contemplated by this Agreement.

                           (b) Sunburst has made available to Montague  complete
                  and  correct  copies  of  all  material  written   agreements,
                  contracts and commitments, together with all amendments thereto, and accurate (in all material respects) descriptions of all material oral agreements. Such agreements, contracts and commitments are in full force and effect, and all of such entities and, to the best of Sunburst's knowledge, all other parties to such agreements, contracts and commitments have performed all obligations required to be performed by them to date thereunder in all material respects and are not in default thereunder in any material respect.

                  5.13     COMPENSATION AND EMPLOYEE PLANS.

                           (a) For all  purposes of this  Section,  "Plan" means
                  (i) any employee benefit plan as defined in Section 3(3) of the ERISA, that is (a) maintained by Sunburst, or (b) to which Sunburst is making or accruing an obligation to make contributions, or (ii) any other formal or informal obligation to, arrangement with, or plan or program for the benefit of, employees of Sunburst, including, but not limited to, stock options, stock bonuses, stock purchase agreements, bonuses, incentive compensation, deferred compensation, supplemental pensions, vacations, severance pay, insurance or any other benefit, program or practice. Section 5.13 of the Sunburst Disclosure Schedule sets forth the name of each Plan and lists all documents evidencing any Plan.

                           (b) Each Plan is now, and has been from its inception, administered in compliance in all material respects with the provisions of all applicable laws and regulations, including ERISA, the Code and the Age Discrimination in Employment Act, as amended, insofar as such statutes are applicable to such Plan.

                  5.14 BROKERS, FINDERS AND ADVISORS. Sunburst has not employed any broker, finder, or investment advisor on its behalf, or incurred any liability for any brokerage or finder's fees or commissions, in connection with the transaction contemplated hereby.

                  5.15 LABOR FORCE. Sunburst is in compliance in all material respects with all applicable laws (including, without limitation, federal income tax laws), ordinances, regulations, statutes, rules and restrictions of any Governmental Entity respecting employment and employment practices and terms and conditions of employment.

                  5.16 BOOKS AND RECORDS. The books and records of Sunburst (including, without limitation, the books of account, minute books and stock record books) are complete and correct in all material respects and have been maintained in accordance with sound business practices. The minute books of Sunburst contain accurate and complete records in all material respects of all meetings held of, and corporate action taken by, the shareholders and the board of directors, and no meetings of or actions by such shareholders or board of directors have been held or taken for which minutes have not been prepared and are not contained in such minute books. None of the records and written documents furnished or made available by Sunburst or its agents to INVU's representatives or agents, when considered in context and together with any relevant or related documents also so furnished or made available, contain any untrue statement of material fact or omit a material fact necessary to make any statement therein not misleading.

                  5.17 PAYMENTS. Sunburst has not, directly or indirectly, paid or delivered any fee, commission or other sum of money or item of property, however characterized to any finder, agent, government official or other party, in the United States or any other country, in any manner related to its business or operations, that Sunburst knows or has reason to believe to have been illegal under any federal, state or local laws of the United States or any other country or territory having jurisdiction over such entity, and has not participated, directly or indirectly, in any boycotts or similar practices.

                  5.18 DISCLOSURE. No representation or warranty made by Sunburst in this Agreement (including, without limitation, in the Sunburst Disclosure Schedule) contains any untrue statement of material fact or omits to state any material fact necessary to make the statements herein or therein not misleading in light of the circumstances under which made.

                  5.19 JOINT VENTURES. Sunburst is not a member of any partner-ship, joint venture or other business entity.

                  5.20  SUBSIDIARIES.  Sunburst does not own any subsidiaries.

                  5.21 APPROVAL OF SHARE EXCHANGE. The board of directors of Sunburst has approved the Share Exchange without reservation or qualification.

                  5.22     SEC REPORTING STATUS AND COMPLIANCE.

                           (a) Sunburst filed a  registration  statement on Form
                  10-SB/A under the Exchange Act, which became effective on August 6, 1997. Since that date, Sunburst has filed with the Commission all reports required to be filed pursuant to the Exchange Act. It has not filed a certification on Form 15 pursuant to Rule 12h-3 of the Exchange Act.

                           (b) The Form S-8 filed by Sunburst was in  compliance
                  with the Securities Act and all other applicable federal and state securities laws.

                           (c) Any and all gifted shares held by current shareholders of Sunburst were transferred to such shareholders in accordance the Securities Act and all other applicable federal and state securities laws.

                  5.23 INVESTMENT COMPANY. Sunburst is not an investment company within the meaning of Section 3 of the Investment Company Act. In addition, since the inception of Sunburst, all funds of Sunburst have been held in federally insured bank accounts, and the entire amount of such funds have been federally insured at all times.

                  5.24 SEC FILINGS. Sunburst has filed all forms, reports and documents required to be filed with the Commission. All of such filings were prepared in accordance with the requirements of all applicable laws in all material respects, and did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  5.25 OTC BULLETIN BOARD. Sunburst Common Stock is approved for trading on the OTC Bulletin Board.

                  5.26 SECONDARY TRADING EXEMPTION. Sunburst Common Stock is approved for trading in the States listed under Section 5.26 of the Sunburst Disclosure Schedule.

                  5.27  CERTAIN LEGAL PROCEEDINGS.

                           (a) None of the directors, officers or other Affiliates of Sunburst have been included within the last five
                  (5) years in any legal proceedings of the type listed in Item 401(d) of Regulation S-B, Integrated Disclosure System for Small Business Issuers.

                           (b) Neither Sunburst,  its  predecessors,  if any, or
                  any of its Affiliates has been subject to a disqualifying provision of Regulation A or Regulation D, pursuant to the Securities Act.

                  5.28 NET WORTH. On the Closing Date, Sunburst shall have a positive net worth (taking into account all accrued liabilities and liabilities relating to or arising from commitments or obligations incurred prior to the Closing Date and expected to come due within 30 days of the Closing Date).

                  5.29 ACCOUNTANTS. Comiskey & Company, P.C. is Sunburst's independent public accountants. None of the reports of Comiskey & Company, P.C. on the financial statements of Sunburst for either of the past two fiscal years contained an adverse opinion or a disclaimer of opinion, or was qualified as to uncertainty, audit scope, or accounting principles. During Sunburst's two most recent fiscal years and the subsequent interim period preceding such resignation, there were no disagreements with Comiskey & Company, P.C. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures. None of the reportable events listed in Item 304(a)(1)(v) of Regulation S-K occurred with respect to Sunburst and Comiskey & Company, P.C.

         6. ACTIONS OF INVU AND MONTAGUE PRIOR TO THE CLOSING DATE.

                  6.1 AFFIRMATIVE COVENANTS. Prior to the Closing Date, Montague covenants that, unless the prior written consent of Sunburst is first obtained, which consent shall not be unreasonably withheld:

                           (a) During the period from the date of this Agreement
                  to the Effective Time, INVU will conduct its operations according to its ordinary and usual course of business and consistent with past practice, and Montague will use commercially reasonable efforts to preserve intact INVU's business organization, to keep available the services of its officers and employees and to maintain satisfactory relationships with licensors, licensees, suppliers, contractors, distributors, customers and others having business relationships with INVU.

                           (b) INVU and Montague  will duly comply with all laws
                  applicable to them and their respective properties, operations, business and employees that if not complied with would result in a Material Effect.

                  6.2 NEGATIVE COVENANTS. Prior to the Closing Date, Montague covenants that, except with the prior written consent of Sunburst, which consent shall not be unreasonably withheld, INVU will not:

                           (a) Do  any  of the  restricted  acts  set  forth  in
                  Section 4.8 hereof, or enter into any agreement of a nature set forth in Section 4.12 hereof;

                           (b) Enter  into  any  transaction  other than  in the
                  ordinary course of business; or

                           (c) Amend the respective  organizational or governing
                  documents of INVU.

                  6.3 CONSENTS. Montague will use commercially reasonable efforts to obtain all consents from third parties, including, without limitation, Governmental Entities necessary or appropriate to effectuate the transactions contemplated by this Agreement.

                  6.4 ADVICE OF CHANGES. Montague will promptly advise Sunburst in writing from time to time prior to the Closing Date with respect to any matter hereafter arising and known to them that, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in the INVU Disclosure Schedule or would have resulted in any representation of Montague in this Agreement being untrue.

                  6.5 COMMERCIALLY REASONABLE EFFORTS. Montague will use commercially reasonable efforts to cause to be fulfilled those of the conditions to Sunburst's obligations to consummate the transactions contemplated by this Agreement that are dependent upon Montague's actions and to execute and deliver such instruments and take such other actions as necessary or appropriate in order to carry out the intent of this Agreement.

                  6.6 ACCESS TO PROPERTIES AND RECORDS. From and after the date of this Agreement through the earlier of the Closing or the termination of this Agreement, Montague shall (a) provide Sunburst an identification of and access to all books, records and documents, including contracts, agreements, consents, settlements, revenue and expense information and (b) afford to Sunburst and its officers, attorneys, accountants and other authorized representatives free and full access during normal business hours to the offices, properties, books and records of INVU.

                  6.7 SUPPLY DOCUMENTS, REPORTS, ETC.

                           (a) Montague shall furnish or make available to Sunburst all documents, reports and other information and data (including financial statements) concerning INVU as Sunburst may reasonably require in connection with any statement, application, or document required to be filed with applicable Governmental Entities in connection with the transaction contemplated by this Agreement or furnished to any other person, firm, corporation or Governmental Entity in connection with this Agreement, including, but not limited to the Commission.

                           (b) Montague  represents  and warrants  that all such
                  information shall be true, correct, and complete in all material respects and shall not omit any material fact required to be stated to make such information not misleading in light of the circumstances under which made.

                  6.8 OFFERING FUNDS. Montague and INVU shall use commercially reasonable efforts to raise at least $4,400,000 in net proceeds (the "Offering Funds") prior to the Closing pursuant to a private offering under Regulation D of the Securities Act.

                  6.9 TRANSFER OF HALCYON SHARES. Montague will use its best efforts to cause Halcyon to grant to Montague a power of attorney to transfer all of the shares of INVU Common Stock held by Halcyon to Sunburst pursuant to the terms and conditions of this Agreement.


         7. ACTIONS OF SUNBURST PRIOR TO OR AT THE CLOSING DATE.

                  7.1 AFFIRMATIVE COVENANTS. Prior to the Closing Date, Sunburst covenants that, unless the prior written consent of Montague is first obtained, will:

                           (a) During the period from the date of this Agreement
                  to the Effective Time, conduct its operations according to its ordinary and usual course of business and consistent with past practice, and will use commercially reasonable efforts to preserve intact their business organizations, to keep available the services of its officers and employees and to maintain satisfactory relationships with licensors, licensees, suppliers, contractors, distributors, customers and others having business relationships with Sunburst.

                           (b) Duly  comply with all laws  applicable  to it and
                  its properties, operations, business and employees that if not complied with would result in a Material Effect.

                           (c) Use commercially  reasonable efforts to terminate
                  any outstanding options or warrants that have been issued by Sunburst.

                           (d) Sunburst shall satisfy on the date hereof and shall continue to satisfy (i) the filing requirements of the Exchange Act and (ii) the requirements of Rule 15(c) 2-11 promulgated by the Commission under the Exchange Act.

                  7.2 NEGATIVE COVENANTS. Prior to the Closing Date without the prior written consent of Montague, Sunburst will not:

                           (a) Do  any  of the  restricted  acts  set  forth  in
                  Section 5.8 hereof, or enter into any agreement of a nature set forth in Section 5.12 hereof;

                           (b) Enter  into  any  transaction  other  than in the
                  ordinary course of business;

                           (c) Amend its organizational  or governing documents;
                  or

                           (d) Extend the expiration date of any options or warrants.

                  7.3 CONSENTS. Sunburst will use commercially reasonable efforts to obtain all consents from third parties, including, without limitation, Governmental Entities necessary or appropriate to effectuate the transactions contemplated by this Agreement.

                  7.4 ADVICE OF CHANGES. Sunburst will promptly advise Montague in writing from time to time prior to the Closing Date with respect to any matter hereafter arising and known to it that, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in the Sunburst Disclosure Schedule or would have resulted in any representation of Sunburst in this Agreement being untrue in any material respect.

                  7.5  OTC  BULLETIN  BOARD.   Sunburst  will  use  commercially
         reasonable efforts to maintain the listing on the OTC Bulletin Board of the Sunburst Common Stock.

                  7.6 COMMISSION REPORTS. Sunburst shall file with the Commission all reports that are required to be filed by the Exchange Act and the rules and regulations promulgated thereunder, including reports required in order to consummate the transactions contemplated by this Agreement.

                  7.7 COMMERCIALLY REASONABLE EFFORTS. Sunburst will use commercially reasonable efforts to cause to be fulfilled those of the conditions to Montague's obligations to consummate the transactions contemplated by this Agreement that are dependent upon Sunburst's actions and to execute and deliver such instruments and take such other actions as necessary or appropriate in order to carry out the intent of this Agreement.

                  7.8 ACCESS TO PROPERTIES AND RECORDS. From and after the date of this Agreement through the earlier of the Closing or the termination of this Agreement, Sunburst shall (a) provide Montague an identification of and access to all books, records and documents, including contracts, agreements, consents, settlements, revenue and expense information, and (b) afford to Montague's and INVU's officers, attorneys, accounts and other authorized representatives free and full access during normal business hours to the offices, properties, books and records of Sunburst.

                  7.9      SUPPLY DOCUMENTS, REPORTS, ETC.

                           (a) Sunburst shall furnish or make available to Montague all documents, reports and other information and data (including financial statements) concerning Sunburst as Montague may reasonably require in connection with any statement, application, or document required to be filed with applicable Government Entities in connection with the transaction contemplated by this Agreement or furnished to any other person, firm, corporation or Governmental Entity in connection with this Agreement, including, but not limited to the Commission.

                           (b) Sunburst  represents  and warrants  that all such
                  information shall be true, correct, and complete in all material respects and shall not omit any material fact required to be stated to make such information not misleading in light of the circumstances under which made.

                  7.10 BOARD OF DIRECTORS OF SUNBURST. Sunburst shall duly call a meeting of the Board of Directors to occur simultaneously at Closing. At this meeting (1) Michael R. Quinn and Jay Lutsky, shall resign from their positions as directors and officers of Sunburst and release Sunburst from any and all claims that such directors and officers may have against Sunburst, including, without limitation, claims for unpaid compensation, and (2) David Morgan, Martyn Doherty, Paul O'Sullivan and such other directors as Montague shall direct shall be elected as directors of Sunburst to fill these director vacancies.

                  7.11     ADDITIONAL REPORTS AND INFORMATION.

                           (a) Upon request of INVU or Montague,  Sunburst shall
                  prepare and file all such reports or documents with any Governmental Entity, the OTC Bulletin Board or any securities manual exemption publication (including Standard & Poor's Corporation) that, in connection with the transactions contemplated herein, may be deemed by INVU or Montague to be necessary or advisable in order (i) to comply with any applicable federal or state securities laws or (ii) to create or maintain a trading market for the Sunburst Common Stock.

                           (b) Sunburst will (i) cooperate  with INVU,  Montague
                  and their respective counsel in connection with such reports and documents and furnish to them all information, written or oral, relating to Sunburst or Sunburst Common Stock as may reasonably be requested in connection with this Section 7.11(a), and (ii) in connection with Section 6.8 hereof, cooperate with INVU, Montague and their respective counsel, investment bankers and brokers and provide all such information, written or oral, and documents as may be reasonably requested in connection therewith.

                           (c) None of the information supplied or to be supplied by Sunburst pursuant to this Section 7.11 will contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements made therein not misleading. If at any time prior to the Closing Date any event or circumstance relating to Sunburst or any of its affiliates, or its or their respective officer or directors, should be discovered by Sunburst that should be set forth in an amendment or supplement to a report, document or information described above, Sunburst shall promptly inform INVU and Montague.

                           (d) All of the reports, documents or information that
                  Sunburst  is  required  to file with any  Governmental  Entity pursuant to this Section 7.11 in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable law, including applicable provisions of the Exchange Act and the rules and regulations thereunder, and each such report or document required to be filed with any third party or Governmental Entity will comply with the provisions of the applicable rules or laws as to the information required to be contained therein.

         8. CONDITIONS TO SUNBURST'S OBLIGATIONS. Each and every obligation of Sunburst under this Agreement to be performed on or before the Closing Date is, at the option of Sunburst, subject to the satisfaction on or before the Closing Date of each of the following conditions:

                  (a) (i) All of the terms, covenants and conditions of this Agreement to be complied with or performed by Montague at or before the Closing Date shall have been duly complied with and performed in all material respects, (ii) the representations and warranties of Montague set forth in Article 4 shall be true in all material respects on and as of the Closing Date with the same force and effect as if such representations and warranties had been made on and as of the Closing Date, and (iii) Sunburst shall have received a certificate to such effect from Montague.

                  (b) All consents, waivers, approvals, licenses, authorizations of, or filings or declarations with third parties or Governmental Entities required to be obtained by INVU or Montague in order to permit the transactions contemplated by this Agreement to be consummated in accordance with agreements and court orders applicable to INVU or Montague and applicable governmental laws, rules, regulations and agreements shall have been obtained and any waiting period thereunder shall have expired or been terminated, and Sunburst shall have received a certificate from Montague to such effect.

                  (c) All actions, proceedings, instruments and documents in connection with the consummation of the transactions contemplated by this Agreement, including the forms of all documents, legal matters, opinions and procedures in connection therewith, shall have been approved in form and substance by counsel for Sunburst, which approval shall not be unreasonably withheld.

                  (d)  Montague  shall  have  furnished  such   certificates  to
         evidence compliance with the conditions set forth in this Article, as may be reasonably requested by Sunburst or its counsel.

                  (e) INVU shall not have suffered any Material Effect.

                  (f) No material information or data provided or made available to Sunburst by or on behalf of INVU shall be incorrect in any material respect.

                  (g) No investigation and no suit, action or proceeding before any court or any governmental or regulatory authority shall be pending or threatened by any state or federal governmental or regulatory authority, against INVU or any of its affiliates, associates, officers or directors seeking to restrain, prevent or change in any material respect the transactions contemplated hereby or seeking damages in connection with such transactions that are material to INVU.

                  (h) Sunburst shall have received the written opinion, dated as of the Closing Date, of counsel to Montague, which counsel shall be reasonably acceptable to Sunburst.

                  (i) The Offering Funds shall have been deposited in a special segregated bank account designated for the benefit of Sunburst providing for such Offering Funds to be invested in Sunburst immediately following the effectiveness of the Share Exchange.

                  (j) Sunburst shall have received the unaudited financial statements of INVU for the period ending January 31, 1998, and shall be in form and substance reasonably satisfactory to Sunburst.

         9. CONDITIONS TO MONTAGUE OBLIGATIONS. Except as set forth below, each and every obligation of Montague under this Agreement to be performed on the Closing Date is, at the option of Montague, subject to the satisfaction on or before the Closing Date, of each of the following conditions:

                  (a) (i) All of the terms, covenants and conditions of this Agreement to be complied with or performed by Sunburst at or before the Closing Date shall have been duly complied with and performed in all material respects, (ii) the representations and warranties of Sunburst set forth in Article 5 shall be true in all material respects on and as of the Closing Date with the same force and effect as if such representations and warranties had been made on and as of the Closing Date and (iii) Montague shall have received a certificate from the President of Sunburst at Closing to such effect.

                  (b) All consents, waivers, approvals, licenses, authorizations of, or filings or declarations with third parties or Governmental Entities required to be obtained by Sunburst in order to permit the transactions contemplated by this Agreement to be consummated in accordance with agreements and court orders applicable to Sunburst and applicable governmental laws, rules, regulations and agreements shall have been obtained and any waiting period thereunder shall have expired or been terminated, and Montague shall have received a certificate from the President of Sunburst to such effect.

                  (c) Montague shall have received the written opinion, dated as of the Closing Date, of counsel to Sunburst, which counsel shall be reasonably acceptable to Montague.

                  (d) All actions, proceedings, instruments and documents in connection with the consummation of the transactions contemplated by this Agreement, including the forms of all documents, legal matters, opinions and procedures in connection therewith, shall have been approved in form and substance by counsel for Montague, which approval shall not be unreasonably withheld.

                  (e) Sunburst shall have furnished such certificates of its officers and others to evidence compliance with the conditions set forth in this Article, as may be reasonably requested by Montague or their counsel.

                  (f) Sunburst shall not have suffered any Material Effect.

                  (g) No material information or data provided or made available to Montague by or on behalf of Sunburst shall be incorrect in any material respect.

                  (h) No investigation and no suit, action or proceeding before any court or any governmental or regulatory authority shall be pending or threatened by any state or federal governmental or regulatory authority, against Sunburst or any of their affiliates, associates, officers or directors seeking to restrain, prevent or change in any material respect the transactions contemplated hereby or seeking damages in connection with such transactions that are material to Sunburst.

                  (i) On the Closing Date, Sunburst shall have a positive net worth (taking into account all accrued liabilities and liabilities relating to or arising from commitments or obligations incurred prior to the Closing Date and expected to come due within 30 days of the Closing Date).

                  (j) Sunburst Common Stock shall be approved for listing on the OTC Bulletin Board.

                  (k) Sunburst shall satisfy (i) the filing requirements set forth in the Exchange Act, including, but not limited to, the information requirements set forth in Section 14(f), and (ii) the requirements of Rule 15(c)2-11 as promulgated by the Commission under the Exchange Act.

                  (l) The Sunburst Preferred Stock shall have been converted into Sunburst Common Stock.

                  (m) Comiskey & Company, P.C. shall have agreed in writing, in form and substance reasonably satisfactory to Montague, to deliver audit opinions with respect to any and all financial statements of Sunburst that had been audited by Comiskey & Company, P.C. and to cooperate with Sunburst after Closing with respect to Sunburst's obligations under applicable federal and state securities laws.

                  (n) Montague shall have received (i) the executed resignations of Michael R. Quinn and Jay Lutsky as directors and officers of Sunburst and (ii) executed releases from each of Michael R. Quinn and Jay Lutsky in the form attached hereto as Exhibit 9(n).

                  (o) The Offering Funds shall have been deposited in a special segregated bank account designated for the benefit of Sunburst providing for such Offering Funds to be invested in Sunburst immediately following the effectiveness of the Share Exchange.

                  (p) Montague shall have obtained (i) a power of attorney from Halcyon authorizing Montague to transfer all of the shares of INVU Common Stock held by Halcyon to Sunburst pursuant to the terms and conditions of this Agreement, and (ii) a certificate executed by Halcyon in favor of Sunburst certifying that the representations and warranties set forth in Section 4.21 and 4.22 of this Agreement are true and correct with respect to the INVU Common Stock held by Halcyon.

         10.      ADDITIONAL AGREEMENTS.

                  10.1 CONFIDENTIALITY. The parties hereto will, and will cause their officers, directors, employees and authorized representatives to, hold in confidence all, and not to use or to disclose to others any, non-public information received by them from another party hereto in connection with the transactions contemplated by this Agreement;
         provided, however, the foregoing shall not restrict necessary disclosures in compliance with requirements of any law, governmental order or regulation.

                  10.2 FURTHER ASSURANCES. After Closing, the parties shall execute, acknowledge and deliver or cause to be executed, acknowledged and delivered such instruments and take such other action including payment of monies as may be necessary or advisable to carry out their obligations under this Agreement and under any document, certificate or other instrument delivered pursuant hereto or required by law. If at any time subsequent to the Closing, any party comes into possession of money or property belonging to another party, such money or property shall be promptly turned over to the party entitled thereto.

                  10.3 ISSUANCE OF SHARES. Simultaneously with the consummation of the Share Exchange, the Offering Funds shall be delivered to Sunburst, the Consultant shall receive 2,737,500 shares of Sunburst Common Stock and the Hamilton Shareholders shall receive 5,475,000 shares of Sunburst Common Stock; provided, however, the Hamilton Shareholders may receive additional shares of Sunburst Common Stock so long as the aggregate number of shares of Common Stock to be issued to Halcyon, Montague, the Consultant and the Hamilton Shareholders does not exceed 52,560,000 shares of Sunburst Common Stock.

         11.      TERMINATION, WAIVER AND AMENDMENT.

                  11.1 TERMINATION. This Agreement may be terminated prior to the Effective Date by: (i) mutual consent of the board of directors of Sunburst and Montague for any reason; (ii) Sunburst, if Montague has failed to comply in any material respect with any of its covenants or agreements under this Agreement that are required to be complied with prior to the date of such termination; (iii) Montague, if Sunburst has failed to comply in any material respect with any of their covenants or agreements under this Agreement that are required to be complied with prior to the date of such termination; (iv) either Sunburst or Montague, if the Closing does not take place prior to the Expiration Date, unless such delay is attributable to actions by a Governmental Entity; or (v) either Sunburst or Montague, if a Governmental Entity has permanently enjoined or prohibited consummation of the Share Exchange and such court or government action is final and nonappealable.

                  11.2 MANNER OF EXERCISE. In the event of termination and abandonment by a party pursuant to Section 11.1, written notice thereof shall forthwith be given to the other party, and this Agreement shall terminate and the transactions contemplated hereunder shall be abandoned without further action by the parties.

                  11.3 EFFECT OF TERMINATION. In the event of the termination and abandonment pursuant to Section 11.1, this Agreement shall become void and have no effect, without any liability on the part of any of the parties or their directors or officers or shareholders in respect of this Agreement and the transactions contemplated hereby except that a party that breaches this Agreement may have liability to the other parties hereto arising out of such breach. Except as allowed under this Agreement, if the Share Exchange is not consummated, Consultant shall bear all costs and expenses incurred in connection therewith and the transactions contemplated thereby in accordance with Section 12.2 hereof.

                  11.4 WAIVER. The respective obligations of the parties hereto to effect the Share Exchange are subject to written waiver thereof.

                  11.5 AMENDMENT. The parties to this Agreement may, at any time prior to the Effective Date, amend this Agreement or extend the time for performance of any of the other parties' obligations under this Agreement and waive any inaccuracies in the representations and warranties contained herein and waive compliance with any of the agreements or conditions contained herein that may be legally waived.

         12.      MISCELLANEOUS.

                  12.1 NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations, warranties and covenants in this Agreement shall terminate at the Effective Time or upon termination of this Agreement pursuant to Section 11 hereof, except that those set forth in Section 10.1 and Section 12 hereof shall survive termination indefinitely.

                  12.2 EXPENSES. Except as otherwise provided herein, (i) in the event that the transactions contemplated by this Agreement are not consummated, Consultant shall pay all expenses and costs incurred in connection with this Agreement and the transactions contemplated hereby, and (ii) in the event that the transactions contemplated by this Agreement are consummated, Sunburst shall, after the Closing, pay all expenses and costs incurred in connection with this Agreement and the transactions contemplated hereby.

                  12.3 PRESS RELEASES. No party shall make any public announcement or press release with respect to this transaction without written consent of the others (which shall not be unreasonably withheld), except as required by law.

                  12.4 BINDING EFFECT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party without the prior written consent of the others. Nothing contained herein, express or implied, is intended to confer on any person other than the parties hereto or their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

                  12.5 SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, in such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  12.6 NOTICES. Any notice, request, instructions or other document to be given hereunder to any party shall be in writing, sent by facsimile transmission or delivered personally or by courier or sent by certified mail, postage prepaid, as follows:

                  If to Montague:

                           Montague Limited
                           34 Athol Street
                           Douglas
                           ISLE OF MAN
                           Attn.:   Mr. David Morgan

                  Copy to:

                           Mark D. Wigder, Esq.
                           Jenkens & Gilchrist, a Professional Corporation 1445 Ross Avenue, Suite 3200
                           Dallas, Texas  75202
                  and a copy to:

                           Tim Eppel, Esq.
                           McFadden, Pilkington & Ward
                           City Tower - Level Four
                           40 Basinghall Street
                           London EC2V 5DE

                  If to Sunburst:

                           Sunburst Acquisitions I, Inc.
                           4807 South Zang Way
                           Morrison, Colorado  80465
                           Attn.:   Mr. Jay Lutsky, President

                  Copy to:

                           Gary Joiner, Esq.
                           Frascona, Joiner & Goodman
                           4750 Table Mesa Drive
                           Boulder, Colorado  80303

Any party may change its address for purposes of this Section by giving written notice of such change of address to the other parties in the manner herein provided for giving notice. Any notice or communication hereunder shall be deemed to have been given when (i) deposited in the United States mail, if by certified mail, and (ii) received, if delivered personally or by courier or facsimile transmission.

                  12.6 ENTIRE AGREEMENT. This Agreement (including the instruments between the parties referred to herein and any waivers delivered pursuant hereto) constitutes the entire agreement among the parties and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. The Exhibits and Schedules are a part of this Agreement as if fully set forth herein. All references to articles, sections, subsections, paragraphs, clauses, exhibits and schedules shall be deemed references to such part of this Agreement, unless the context shall otherwise require.

                  12.7 AMENDMENTS; WAIVERS. No supplement, modification, or .amendment of this Agreement or waiver of any provision of this Agreement will be binding unless executed in writing by, or on behalf of, all parties to this Agreement. No waiver of any of the provisions of this Agreement will be deemed or will constitute a waiver of any other provision of this Agreement (regardless of whether similar), nor will any such waiver constitute a continuing waiver unless otherwise expressly provided.

                  12.8 HEADINGS. Descriptive headings contained herein are for convenience of reference only and shall not affect the meaning or interpretation hereof.

                  12.9 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original but all of which together shall constitute but one agreement.

                  12.10 SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provision hereof in any court of the United States of America or any state having jurisdiction, in addition to any other remedy to which they are entitled at law or in equity.

                  12.11 GOVERNING LAW. THIS AGREEMENT AND THE LEGAL RELATIONS BETWEEN THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF COLORADO APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THAT STATE, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

                  12.12 TIME OF ESSENCE.  Time is of the essence of the parties'
         obligation  to  consummate  the   transactions   contemplated  by  this
         Agreement on the Closing Date.

                  12.13 COMMERCIALLY REASONABLE EFFORTS. No provision of this Agreement calling for a party to use commercially reasonable efforts or reasonable efforts shall be construed so as to require such party to incur out-of-pocket expenditures other than expenditures normally incurred in transactions similar to the Share Exchange or to take any step that would not be commercially reasonable, in light of all of the circumstances.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         EXECUTED as of the day and year first above written.

                                          SUNBURST ACQUISITIONS I, INC.


                                          By:
                                                  ------------------------------
                                          Name:
                                                  ------------------------------
                                          Title:
                                                  ------------------------------

                                          MONTAGUE LIMITED


                                          By:
                                                  ------------------------------
                                          Name:
                                                  ------------------------------
                                          Title:
                                                  ------------------------------